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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 August 6, 2002

                               Acterna Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                    000-07438                04-2258582
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
         incorporation)                                      Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550


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Item 5.  Other Events.

         On August 6, 2002, Acterna Corporation ("Acterna") issued a press release announcing the second extension of the expiration date for the cash tender offers for up to $155 million, on a combined basis, of the outstanding 9 3/4% Senior Subordinated Notes due 2008 of Acterna LLC, a Delaware limited liability company that is wholly-owned by Acterna ("Acterna LLC"), and the satisfaction of certain of the conditions to the cash tender offers. The tender offers, which were commenced on June 24, 2002 and originally scheduled to expire on July 22, 2002, and which were previously extended until August 5, 2002, have been extended to expire at 5:00 p.m., New York City time, on Monday, August 12, 2002, unless further extended. A copy of the press release relating to the extension of the expiration date for the tender offers is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1: Press Release, dated August 6, 2002, entitled "Acterna Corporation Announces Second Extension of Expiration Date for Combined Cash Tender Offers for Outstanding Notes of Acterna LLC".

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACTERNA CORPORATION

Date:  August 6, 2002

                                   By:   /s/  John D. Ratliff
                                         ---------------------------------------
                                         Name:   John D. Ratliff
                                         Title:  Senior Vice President and Chief
                                                 Financial Officer



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